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                                                                    Exhibit 23.8

               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of United Rentals, Inc. (the Company), for the registration of up to $750,000,000 of its common stock, preferred stock or debt securities and to the incorporation by reference therein of our report dated January 22, 1998 with respect to the financial statements of Access Rentals, Inc., and Subsidiary and Affiliate, included in the Company's Report on Form 8-K/A dated February 4, 1998.


                                        Battaglia, Andrews & Moag, P.C.

Batavia, New York
January 4, 1999